Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Michael D. Fraizer, Patrick B. Kelleher and Leon E. Roday and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 27th day of February, 2008.

/s/ MICHAEL D. FRAIZER Michael D. Fraizer	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ PATRICK B. KELLEHER Patrick B. Kelleher	Senior Vice President—Chief Financial Officer; Acting Controller (Principal Financial Officer and Principal Accounting Officer)

/s/ FRANK J. BORELLI Frank J. Borelli Director	/s/ JAMES A. PARKE James A. Parke Director

/s/ NANCY J. KARCH Nancy J. Karch Director	/s/ JAMES S. RIEPE James S. Riepe Director

/s/ J. ROBERT KERREY J. Robert Kerrey Director	/s/ BARRETT A. TOAN Barrett A. Toan Director

/s/ RISA J. LAVIZZO-MOUREY Risa J. Lavizzo-Mourey Director	/s/ THOMAS B. WHEELER Thomas B. Wheeler Director

/s/ SAIYID T. NAQVI Saiyid T. Naqvi Director